                                                               Exhibit (a)(1)(B)

                         NOTICE OF GUARANTEED DELIVERY
                                       OF
                          CITADEL BROADCASTING COMPANY
                                 IN RESPECT OF
                 13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK
                                PURSUANT TO THE
         OFFER TO PURCHASE FOR CASH AND CONSENT SOLICITATION STATEMENT,
                               DATED MAY 4, 2001

                          THE DEPOSITARY FOR THE OFFER
                        AND THE CONSENT SOLICITATION IS:

                              THE BANK OF NEW YORK

  BY REGISTERED OR CERTIFIED     BY FACSIMILE TRANSMISSION:    BY HAND OR OVERNIGHT DELIVERY:
             MAIL:
     The Bank of New York              (212) 815-6339               The Bank of New York
    101 Barclay Street, 7E                                           101 Barclay Street
      New York, NY 10286                                      Corporate Trust Services Window
                                   CONFIRM BY TELEPHONE OR           New York, NY 10286
          Attention:                FOR INFORMATION CALL:                Attention:
        William Buckley                William Buckley                William Buckley
   Reorganization Department           (212) 815-5788            Reorganization Department

    Any questions concerning tender procedures may be directed to Innisfree M&A Incorporated, who is acting as Information Agent for the Offer and Consent Solicitation, toll-free at (888) 750-5834. Banks and brokers may call collect at
(212) 750-5833.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

    SHARES MUST BE RECEIVED BY THE BANK OF NEW YORK, AS DEPOSITARY (THE "DEPOSITARY"), WITHIN TWO BUSINESS DAYS AFTER THE EXECUTION HEREOF.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AT OR PRIOR TO THE CONSENT DATE WILL NOT EFFECT TIMELY DELIVERY FOR PURPOSES OF ELIGIBILITY TO RECEIVE THE CONSENT PAYMENT. THE GUARANTEED DELIVERY PROCESS CANNOT BE USED PRIOR TO THE CONSENT DATE AND SUCH USE WILL RESULT IN SUCH HOLDER BEING INELIGIBLE TO RECEIVE THE CONSENT PAYMENT WITH RESPECT TO THE SHARES SO DELIVERED.

    This form or one substantially equivalent hereto may be used AFTER the Consent Date to accept the Offer if certificates for the outstanding shares (collectively, the "Shares") of 13 1/4% Series B Exchangeable Preferred Stock (the "Preferred Stock") of Citadel Broadcasting Company, a Nevada corporation (the "Company"), cannot be delivered along with other required documents to the Depositary or if the procedure for book-entry transfer as set forth in the Offer to Purchase for Cash and Consent Solicitation Statement of the Company, dated May 4, 2001 (the "Offer to Purchase"), cannot be completed prior to the Expiration Date. This form may be delivered by the methods and to the addresses or facsimile number above, and must include a guarantee by an Eligible Institution (as defined below) in the form set forth at the end of this Notice of Guaranteed Delivery (this "Notice of Guaranteed Delivery"). See "Procedures for Tendering Shares and Consenting to the Proposed Amendments--Guaranteed Delivery" in the Offer to Purchase.

    This form is not to be used to guarantee signatures. If a signature on a Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal.

    All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Consent and Letter of Transmittal, receipt of which is hereby acknowledged, the Shares specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under the caption entitled "Procedures for Tendering Shares and Consenting to the Proposed Amendments--Guaranteed Delivery."

    The undersigned understand(s) that payment by the Depositary for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of such Shares (or book-entry confirmation of the transfer of such Shares into the Depositary's account at The Depository Trust Company ("DTC")) and a Consent and Letter of Transmittal (or a manually signed facsimile thereof) with respect to such Shares properly completed and duly executed with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal.

    The undersigned understands that holders who desire to tender their Shares pursuant to the Offer are required to consent to the Proposed Amendments (as defined in the Consent and Letter of Transmittal) with respect to such Shares. Accordingly, by tendering any Shares pursuant to the Offer, the undersigned hereby consents to the Proposed Amendments with respect to such Shares.

    The undersigned understands that, by execution and delivery hereof prior to July 1, 2001, the undersigned shall be deemed to have tendered the undersigned's right to any and all Shares that the undersigned has the right to receive as payment-in-kind dividends declared payable on, or will receive as payment-in-kind dividends issued on, the undersigned's Shares that are being tendered hereby.

    The undersigned acknowledges that use of the guaranteed delivery process will result in the undersigned being ineligible to receive the Consent Payment with respect to the Shares so delivered which might otherwise be paid.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to give the Consent to the Proposed Amendments. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable for the delivery of the undersigned's Consent.

    The undersigned authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company and The Bank of New York, as Depositary, with respect to Shares tendered pursuant to the Offer and the Consent Solicitation as evidence of the undersigned's Consent and as certification of the receipt of a portion of the requisite Consents necessary to adopt the Proposed Amendments.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

-------------------------------------------

                       SHARES OF PREFERRED STOCK TENDERED

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

-------------------------------------------
-------------------------------------------

                      CERTIFICATE NUMBER(S) (IF AVAILABLE)

  ____________________________________________________________________________

  ____________________________________________________________________________
  ____________________________________________________________________________

  ____________________________________________________________________________
  ____________________________________________________________________________

-------------------------------------------

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
----------------------------------------------------------------------------------------------

                                   PLEASE SIGN AND COMPLETE

  Signature(s) of Registered Holder(s) or         Dated: , 2001
           Authorized Signatory:                  Address(es):
      Name(s) of Registered Holder(s):                    Area Code and Telephone No.:
                                                  If Shares will be delivered by book-entry
                                                  transfer
                                                  at DTC, check this box: / /
                                                  DTC Account No:
----------------------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as the name(s) of the holder(s) appear(s) on the certificates for such Shares or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must provide the following information:

--------------------------------------------------------------------------------

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

________________________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

                               (INCLUDE ZIP CODE)

DO NOT SEND SHARES WITH THIS FORM. SHARES SHOULD BE SENT DIRECTLY TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------


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
                           GUARANTEE

         (Not to be used for guarantees of signatures)

    The undersigned, a recognized member of the Medallion
Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each an "Eligible Institution"), hereby
(i) represents that the above-named persons are deemed to own the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of
1934, as amended, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that the Shares tendered hereby in proper form for transfer (pursuant to the procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Shares and Consenting to the Proposed Amendments--Guaranteed Delivery"), together with a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Consent and Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within two business days after the execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Consent and Letter of Transmittal and Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible
Institution.

                                    SIGN HERE

Name of Firm ___________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________
                            CITY, STATE AND ZIP CODE

Authorized Signature ___________________________________________________________

Name ___________________________________________________________________________
                                 (PLEASE PRINT)

Area Code and Telephone No. ____________________________________________________

Dated:                                  , 2001 _________________________________

DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.